Exhibit 4.16

Private & Confidential

Dated 14 February 2013
____________________________________

SECOND SUPPLEMENTAL AGREEMENT
relating to
a Loan of up to (originally) US$248,400,000
to
AEGEAN MARINE PETROLEUM NETWORK INC.
and
AEGEAN MARINE PETROLEUM S.A.
provided by
THE ROYAL BANK OF SCOTLAND PLC

NORTON ROSE

Contents

Clause		Page
1	Definitions	1

2	Agreement of Bank	2

3	Amendments to Principal Agreement	2

4	Representations and warranties	6

5	Conditions	7

6	Relevant Parties' confirmations	7

7	Expenses	8

8	Miscellaneous and notices	8

9	Applicable law	9

Schedule 1 Documents and evidence required as conditions precedent	10

Schedule 2 Form of Compliance Certificate	12

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 14 February 2013 and made BETWEEN:

(1)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "AMPNI Borrower");

(2)
AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in the Republic of Liberia with its registered office at 80 Broad Street, Monrovia, Republic of Liberia (the "AMPSA Borrower" and together with the AMPNI Borrower, the "Borrowers");

(3)	THE ROYAL BANK OF SCOTLAND PLC, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting through its office at 45 Akti Miaouli, 185 36 Piraeus, Greece (the "Bank");

(4)
AEGEAN OSTRIA MARITIME COMPANY, a company incorporated in the Hellenic Republic with its registered office at 44 Hatzikiriakou street, 185 38 Piraeus, Greece, SYROS I MARITIME INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, MYKONOS I MARITIME LIMITED (formerly known as MYKONOS I MARITIME INC. and having redomiciled from the Republic of the Marshall Islands), a company incorporated under the laws of the Republic of Cyprus with registration number HE 277602 and having its registered office at 36 Byron Avenue, Nicosia Tower Centre, P.C.1506 Nicosia, Cyprus and KIMOLOS SHIPPING (PTE.) LTD. and MILOS SHIPPING (PTE.) LTD., each a company incorporated in Singapore with its registered office at 4 Shenton Way, SGX Centre II #04-03, Singapore 068807, Singapore (together, the "Owners");

(5)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as corporate guarantor (the "Corporate Guarantor") and in its capacity as a manager (the "Manager"); and

(6)	AEGEAN MANAGEMENT SERVICES M.C., a company incorporated in the Hellenic Republic with its registered office at 44 Hatzikiriakou Street, 185 38 Piraeus, Greece as a manager (the "New Amorgos Manager").

WHEREAS:

(A)
this Agreement is supplemental to a facility agreement dated 19 December 2006, as amended by a termination letter dated 21 December 2007, several supplemental letters and a supplemental agreement dated 17 February 2011 (together, the "Principal Agreement") made between the Borrowers and the Bank, relating to (originally) a term loan, overdraft and guarantee facility of up to (originally) $248,400,000 made available for the purposes stated therein (of which the principal amount outstanding on the date of this Agreement is $19,680,000); and

(B)
this Agreement now sets out the terms and conditions upon which the Bank shall, at the request of the Borrowers, provide its consent to (inter alia) certain amendments to the Principal Agreement as set out in clause 3.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Effective Date" means the date, being no later than 14 February 2013, on which the Bank notifies the Borrowers in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

"Facility Agreement" means the Principal Agreement as amended by this Agreement;

"Relevant Documents" means, together, this Agreement; and

"Relevant Parties" means the Borrowers, the Manager, the New Amorgos Manager, the Corporate Guarantor and the Owners or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement

References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clause 1.4 of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2	Agreement of Bank

The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agrees with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 14 February 2013 of the conditions contained in clause 5 and schedule 1, the Bank, following the Borrowers' relevant request, agrees to the amendment of the Principal Agreement on the terms set out in clause 3.

3	Amendments to Principal Agreement

3.1	Amendments

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.1.1
by deleting the definitions of "Accounting Information", "Accounting Period" and "Compliance Certificate" in clause 1.2 of the Principal Agreement in their entirety and by inserting in their place the following new definitions:

""Accounting Information" means (a) the annual audited consolidated financial statements of the Group and (b) the quarterly unaudited consolidated financial statements of the Group, each as provided or (as the context may require) to be provided to the Bank in accordance with clause 8.1.5;

"Accounting Period" means (a) each financial year of the AMPNI Borrower and (b) each 3-month, 6-month and 9-month period of each financial year of the AMPNI Borrower ending 31 March, 30 June and 30 September of that financial year, for which Accounting Information is required to be delivered pursuant to this Agreement;

"Compliance Certificate" means a certificate in the form set out in schedule 2 of the Second Supplemental Agreement;";

3.1.2	by inserting in alphabetical order the following new definitions in clause 1.2 of the Principal Agreement:

""Consolidated Current Liabilities" means, as of the last day of an Accounting Period, the aggregate Indebtedness of the Group which is due and payable within one (1) year, as stated in the most recent Accounting Information relevant to such Accounting Period;

"Current Ratio" means, as of the last day of an Accounting Period, the ratio of the Consolidated Current Assets to the Consolidated Current Liabilities of the Group, as stated in the most recent Accounting Information relevant to such Accounting Period;

"Second Supplemental Agreement" means the agreement dated 14 February 2013 supplemental to this Agreement made between (inter alios) the Borrowers and the Bank;";

3.1.3
by deleting the word "then" from the phrase "as stated in the then most recent Accounting Information" in all places where it appears in the definitions of "Consolidated Current Assets", "Consolidated Debt", "Consolidated Leverage Ratio", "Consolidated Liquid Funds", "Consolidated Tangible Fixed Assets", "EBIT", "Interest Cover Ratio" and "Interest Expense" in clause 1.2 of the Principal Agreement (i.e. once in each such definition);

3.1.4	by inserting the words ", the Second Supplemental Agreement" after the words "the Supplemental Agreement" in the definition of "Security Documents" in clause 1.2 of the Principal Agreement;

3.1.5	by deleting the existing clause 7.2.19 of the Principal Agreement and by inserting in its place the following new clause 7.2.19:

"7.2.19 Shareholdings

(a)	each of the AMPSA Borrower, each Owner, the Manager, the New Amorgos Manager and the Corporate Guarantor are wholly-owned direct or indirect Subsidiaries of the AMPNI Borrower; and

(b)
no less than 15% of the total issued voting share capital of the AMPNI Borrower and no less than 15% of the total issued share capital of the AMPNI Borrower, is ultimately beneficially owned by Mr Dimitrios Melisanidis; and

(c)	Mr Dimitrios Melisanidis has and exercises the control of the AMPNI Borrower and its board of directors; and; and

(d)
no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the AMPNI Borrower or have the control of the AMPNI Borrower or of its board of directors;";

3.1.6	by deleting the existing clause 8.1.5 of the Principal Agreement and by inserting in its place the following new clause 8.1.5:

"8.1.5	Financial statements

prepare or cause to be prepared:

(a)
consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by the Group's auditors; and

(b)
unaudited consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial quarter (including on a year to date basis), each accompanied by a Compliance Certificate duly executed by the AMPNI Borrower and by the AMPNI Borrower's Chief Financial Officer and, in each case, deliver as many copies of the same as the Bank may reasonably require as soon as practicable but not later than ninety (90) days (in the case of the audited financial statements) or sixty (60) days (in the case of the unaudited financial statements) after the end of the financial period to which they relate;";

3.1.7	by deleting the existing clause 8.6.1 of the Principal Agreement and by inserting in its place the following new clause 8.6.1:

"8.6.1
The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains available, they will ensure that:

(a)	Consolidated Book Net Worth

the Consolidated Book Net Worth shall not be less than Four hundred and ten million Dollars ($410,000,000) at the end of any Accounting Period;

(b)	Consolidated Leverage Ratio

the Consolidated Leverage Ratio shall not be higher than 0.70:1.0 at the end of any Accounting Period;

(c)	Liquidity

the AMPNI Borrower maintains on a consolidated basis:

(i)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each calendar month and at the end of each Accounting Period; and

(ii)	Consolidated Liquid Funds of no less than $15,000,000 on an average daily basis;

(d)	Interest Cover Ratio

the Interest Cover Ratio shall be higher than:

(i)	2.0:1.0 at the end of each Accounting Period ending on or before 31 December 2010;

(ii)	1.35:1.0 at the end of each Accounting Period ending between 1 January 2011 and 31 December 2011 (inclusive); and

(iii)	1.6:1.0 at the end of each Accounting Period ending after 1 January 2012; and

(e)	Current Ratio

the Current Ratio shall not be less than:

(i)	1.15:10 at the end of each Accounting Period ending on or before 30 January 2012;

(ii)	1.05:1.0 at the end of each of Accounting Period ending between 31 January 2012 and 31 January 2013 (both inclusive); and

(iii)	1.15:1.0 at the end of each Accounting Period ending after 1 February 2013.";

3.1.8	by inserting the following new clause 8.9 after clause 8.8 of the Principal Agreement:

"8.9 Most favoured nation

8.9.1
Without prejudice to the provisions of clause 8.3, the Borrowers jointly and severally undertake that the AMPNI Borrower will not agree to or grant or agree to grant at any time for the benefit of, or in favour of, any of its lenders or creditors a minimum Current Ratio undertaking which is higher than 1.05:1.0 (the "more favourable rights").

8.9.2
Without prejudice to clause 8.9.1 and the consequences of its breach by the Borrowers under clause 10, in the event that and each time that the AMPNI Borrower agrees to, or grants, or agrees to grant, any more favourable rights in breach of clause 8.9.1, the Borrowers jointly and severally undertake and agree with the Bank:

(a)	to notify the Bank forthwith after the relevant agreement to, or the granting of or any agreement to grant (as the case may be), such more favourable rights;

(b)
that the AMPNI Borrower will agree to, provide and grant, such more favourable rights also in favour of the Bank under or in connection with this Agreement and the other Security Documents (and the transactions contemplated thereunder), by entering into (and/or by procuring that any Security Party or any other person entering into) such documentation as the Bank shall reasonably require, immediately after the Bank's request to the Borrowers; and

(c)
that any such more favourable rights shall in any event apply to this Agreement and the other Security Documents automatically from the time they are granted to the other lender or creditor, and irrespective of whether the Borrowers and the other Security Parties have complied with their other obligations under this clause 8.9, except if the Bank at any time advises the Borrowers that such or certain of such more favourable rights will not so apply and always without prejudice to the terms and conditions of this Agreement and the other Security Documents."; and

3.1.9	by deleting clause 10.1.27 of the Principal Agreement in its entirety and by inserting the following new clause 10.1.27 in its place:

"10.1.27	Shareholdings:

(a)
Mr Dimitrios Melisanidis is at any time the ultimate beneficial owner of less than 15% of the total issued voting share capital of the AMPNI Borrower or of less than 15% of the total issued share capital of the AMPNI Borrower; or

(b)
any person, or persons acting in concert (other than Mr Dimitrios Melisanidis) become at any time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis) of the total issued voting share capital of the AMPNI Borrower or of the total issued share capital of the AMPNI Borrower or at any time obtain, have or exercise the control of the AMPNI Borrower or of its board of directors; or

(c)	Mr Dimitrios Melisanidis does not have or exercise the control of the AMPNI Borrower or its board of directors at any time; or

(d)
there is any change in the legal and/or beneficial ownership of any of the shares of the AMPSA Borrower or any Owner or the Manager or the New Amorgos Manager or the Corporate Guarantor which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Borrower; or".

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted

Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded,

registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement and clause 7 of the form of the amended Facility Agreement shall be deemed to be repeated by the Borrowers on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

6	Relevant Parties' confirmations

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and agrees that:

6.1
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement;

6.2	its obligations under the relevant Security Documents to which it is a party include any and all amounts owing by the Borrowers under the Principal Agreement as amended by this Agreement; and

6.3
with effect from the Effective Date, references to "the Agreement" or the "the Facility Agreement" in any of the Security Documents to which it is a party shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended.

7	Expenses

7.1	Expenses

The Borrowers jointly and severally agree to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.1.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and

7.1.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.1 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.3	Stamp and other duties

The Borrowers jointly and severally agree to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Borrowers' obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly.  Each of the Borrowers agrees and consents to be bound by this

Agreement notwithstanding that the other Borrower which was intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrower whether or not the deficiency is known to the Bank. The Bank shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Bank against the other Borrower.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties:

(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect

together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;

3	Registrations

such registrations of any of the Relevant Documents as the Bank may require;

4	Legal opinions

such legal opinions in relation to the laws of Greece, Liberia, the Marshall Islands, Singapore, Cyprus and any other legal opinions as the Bank shall in its reasonable discretion deem appropriate; and

5	Process agent

an original or certified true copy of a letter from each of the Relevant Parties' agent for receipt of service of proceedings accepting its appointment under this Agreement or any other Relevant Document as each of the Relevant Parties' process agent.

Schedule 2
Form of Compliance Certificate

To:                    THE ROYAL BANK OF SCOTLAND plc

From:               AEGEAN MARINE PETROLEUM NETWORK INC.

Dated: [•]

Facility Agreement dated 19 December 2006 re. Term Loan, Overdraft and Guarantee Facility of (originally) US$248,400,000 for Aegean Marine Petroleum Network Inc. and Aegean Marine Petroleum S.A.

Terms defined in the Facility Agreement shall have the same meaning when used herein.

We refer to clause 8.6.1 of the Facility Agreement and hereby certify that, as at [insert date of accounts] and on the date hereof:

1	Financial undertakings

(a)	Consolidated Book Net Worth shall not be less than $410,000,000 at the end of any Accounting Period: -

As at [insert date of accounts] Consolidated Book Net Worth is $[•] and is calculated as follows

➢           [•]

➢           [•]

(b)	Consolidated Leverage Ratio shall not be higher than 0.7:1.0 at the end of any Accounting Period: -

As at [insert date of accounts] Consolidated Leverage Ratio is [•] and is calculated as the ratio of:

➢	Consolidated Debt is $[•]

➢	Consolidated Total Assets are $[•].

(c)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each calendar month and at the end of each Accounting Period: -

As at [insert date of accounts], the Consolidated Liquid Funds are $[•] and are calculated as follows:

➢	cash held with the Bank of $[•];

➢	cash held with [•] of $[•];

➢	cash held with [•] of $[•];

➢	cash held with [•] of $[•];

➢	the undrawn amount of any committed overdraft facilities available to any member of the Group of $[•]; and

➢	other, such as [•] of $[•].

(d)	Interest Cover Ratio shall be higher than [2.0] [1.35] [1.6]:1.0 at the end of each Accounting Period:-

As at [insert date of accounts] Interest Cover Ratio is [•] and is calculated as follows:

➢	EBIT is $[•]

➢	Interest Expense is $[•].

(e)	Current Ratio shall not be less than [1.15] [1.05] [1.15]:1.0 at the end of each Accounting Period:-

As at [insert date of accounts] Current Ratio is [•] and is calculated as follows:

➢	Consolidated Current Assets are $[•]

➢	Consolidated Current Liabilities are $[•].

[and we hereby confirm that the above comply with the provisions of clause 8.6.1 of the Facility Agreement.].

2	Default

[No Default has occurred and is continuing]

or

[The following Default has occurred and is continuing: [provide details of Default]. [The following steps are being taken to remedy it: [provide details of steps being taken to remedy Default]].

Signed: _____________________
[Director[s]/Officer[s]] [or any other duly authorised representatives [as appropriate]]
For and on behalf of the Borrower:
AEGEAN MARINE PETROLEUM NETWORK INC.

[I hereby confirm and certify that the above statements are correct and complete.

Signed: _______________________
Chief Financial Officer
AEGEAN MARINE PETROLEUM NETWORK INC.]

EXECUTED as a DEED	)
By Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM NETWORK INC.	)	Attorney-in-fact
as Borrower	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM S.A.	)	Attorney-in-fact
as Borrower	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By A. Manitsas	)
For and on behalf of	)	/s/ A. Manitsas
AEGEAN OSTRIA MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
KIMOLOS SHIPPING (PTE.) LTD.	)	Attorney-in-fact
as Owner	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
by Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
MILOS SHIPPING (PTE.) LTD.	)	Attorney-in-fact
as Owner	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
MYKONOS I MARITIME LIMITED	)	Attorney-in-fact
as Owner	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
SYROS I MARITIME INC.	)	Attorney-in-fact
as Owner	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By Y. Koumbiadou	)
For and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN BUNKERING SERVICES INC.	)	Attorney-in-fact
As Corporate Guarantor and Manager	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By K. KYRIAKOU	)
For and on behalf of	)	/s/ K. KYRIAKOU
AEGEAN MANAGEMENT SERVICES M.C.	)	Attorney-in-fact
As New Amorgos Manager	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS

EXECUTED as a DEED	)
By A. Damianidou	)
For and on behalf of	)	/s/ A. Damianidou
THE ROYAL BANK OF SCOTLAND PLC	)	Attorney-in-fact
as Bank	)
In the presence of:	)

/s/ Maria Papadopoulou
Witness
Name: MARIA PAPADOPOULOU
Address:
Occupation: NORTON ROSE LLP PIRAEUS